Exhibit 99.1
Table 1
Residential Real Estate
Sales Activity
Three Months Ended December 31,
($ in millions)

	2009				2008
	Number		Cost of		Number		Cost of
	of Units Closed	Revenue	Sales(1)	Gross Profit	of Units Closed	Revenue	Sales(1)	Gross Profit
Homesites	52	$2.7	$2.4	$0.3	4	$1.4	$0.6	$0.8
Homes (2)	12	3.7	3.7	—	5	1.3	1.3	—

Total (3)	64	$6.4	$6.1	$0.3	9	$2.7	$1.9	$0.8

(1)	Cost of sales for homesites in the fourth quarter of 2009 consisted of $2.1 million in direct costs, $0.1 million in selling costs and 0.2 million in indirect costs. Cost of sales for homesites in the fourth quarter of 2008 consisted of $0.4 million in direct costs, $0.1 million in selling costs and $0.1 million in indirect costs. Cost of sales for homes in the fourth quarter of 2009 consisted of $3.3 million in direct costs, $0.2 million in selling costs and $0.2 million in indirect costs. Cost of sales for homes in the fourth quarter of 2008 consisted of $1.0 million in direct costs, $0.1 million in selling costs and $0.2 million in indirect costs.

(2)	Homes include single-family and multifamily units. Multifamily revenue is recognized, if preconditions are met, on a percentage-of-completion basis. As a consequence, revenue recognition and closings may occur in different periods.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.
Year Ended December 31,
($ in millions)

	2009				2008
	Number		Cost of		Number		Cost of
	of Units Closed	Revenue	Sales(1)	Gross Profit	of Units Closed	Revenue	Sales(1)	Gross Profit
Homesites	80	$6.5	$4.6	$1.9	89	$10.1	$6.6	$3.5
Homes (2)	84	24.8	24.0	0.8	33	17.9	17.4	0.5

Total (3)	164	$31.3	$28.6	$2.7	122	$28.0	$24.0	$4.0

(1)	Cost of sales for homesites for the year ended 2009 consisted of $3.9 million in direct costs, $0.2 million in selling costs and $0.5 million in indirect costs. Cost of sales for homesites for the year ended 2008 consisted of $5.6 million in direct costs, $0.6 million in selling costs and $0.4 million in indirect costs. Cost of sales for homes for the year ended 2009 consisted of $18.8 million in direct costs, $1.7 million in selling costs and $3.5 million in indirect costs. Cost of sales for homes for the year ended 2008 consisted of $12.9 million in direct costs, $1.0 million in selling costs and $3.5 million in indirect costs.

(2)	Homes include single-family and multifamily units. Multifamily revenue is recognized, if preconditions are met, on a percentage-of-completion basis. As a consequence, revenue recognition and closings may occur in different periods.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009 and the SevenShores condominium project sold in the third quarter of 2009.

Table 2
Residential Real Estate Sales Activity
Three Months Ended December 31,
($ in thousands)

	2009						2008
	Units	Avg.			Avg.		Units	Avg.			Avg.
	Closed	Price		Accepted(1)	Price		Closed	Price		Accepted(1)	Price
Artisan Park (2)
Multifamily Homes	6	$217.8		6	$217.8		—	$—		—	$—
Hawks Landing
Homesites	5	62.8		5	62.8		2	73.1		—	—
Palmetto Trace
Single-Family Homes	—	—		—	—		1	268.0		1	268.0
RiverCamps on Crooked Creek
Single-Family Homes	1	490.0		1	490.0		—	—		—	—
SummerCamp Beach
Single-Family Homes	—	—		(1)	499.9		—	—		—	—
Victoria Park (3)
Homesites	41	39.0		1	75.0		—	—		—	—
Single-Family Homes	2	167.0		2	167.0		3	183.4		3	183.4
WaterColor
Homesites	2	94.7		2	94.7		—	—		(1)	1,040.0
WaterSound
Homesites	1	67.5		2	85.0		—	—		—	—
Single-Family Homes	—	—		—	—		1	530.0		1	530.0
WindMark Beach
Homesites	3	162.3		2	197.2		2	184.5		1	156.9
Single-Family Homes	3	530.1		3	530.1		—	—		—	—

Total Homesites	52	$51.1	(4)	12	$95.2	(4)	4	$128.8	(4)	—	$—	(4)

Total Single/Multifamily Homes	12	$310.1	(4)	11	$292.8	(4)	5	$269.7	(4)	5	$269.7	(4)

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

(2)	St. Joe owns 74 percent of Artisan Park.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.

(4)	Average prices differ from quarter to quarter primarily because of the relative mix and location of sales.

Year Ended December 31,
($ in thousands)

	2009						2008
	Units	Avg.			Avg.		Units	Avg.			Avg.
	Closed	Price		Accepted (1)	Price		Closed	Price		Accepted(1)	Price
Artisan Park (2)
Single-Family Homes	8	$352.8		8	$352.8		6	$598.5		6	$598.5
Multifamily Homes	32	227.4		32	227.4		9	342.9		9	342.9
Hawks Landing
Homesites	12	63.5		12	63.5		2	73.1		2	73.1
Palmetto Trace
Single-Family Homes	—	—		—	—		1	268.0		1	268.0
Port St. St. Joe Primary
Homesites	—	—		—	—		1	55.0		1	55.0
RiverCamps on Crooked Creek
Homesites	1	72.9		1	72.9		1	300.0		1	300.0
Single-Family Homes	2	470.0		2	470.0		1	550.0		1	550.0
RiverTown
Homesites	—	—		—	—		3	72.5		3	72.5
SouthWood
Homesites	—	—		—	—		20	47.9		19	44.4
St. Johns G & CC
Single-Family Homes	2	319.4		2	319.4		2	457.5		2	457.5
SummerCamp Beach
Homesites	1	220.0		1	220.0		1	149.9		1	149.9
Victoria Park (3)
Homesites	43	39.7		3	61.1		42	39.2		1	82.9
Single-Family Homes	19	176.1		19	176.1		7	198.4		7	198.4
WaterColor
Homesites	10	135.9		10	135.9		3	459.7		3	459.7
Single-Family Homes	17	451.1		17	451.1		3	1,413.3		3	1,413.3
WaterSound
Homesites	3	84.0		4	88.6		1	120.0		1	120.0
Single-Family Homes	1	580.0		1	580.0		1	530.0		1	530.0
WaterSound Beach
Homesites	1	199.3		1	199.3		5	452.5		5	452.5
WaterSound West Beach
Homesites	3	190.9		3	190.9		5	185.1		5	185.1
Single-Family Homes	—	—		—	—		1	837.0		1	837.0
Wild Heron
Homesites	—	—		—	—		1	215.0		1	215.0
WindMark Beach
Homesites	6	139.5		6	139.5		4	171.2		4	171.2
Single-Family Homes	3	530.1		3	530.1		2	1,249.8		1	1,200.0

Total Homesites	80	$74.8	(4)	41	$111.2	(4)	89	$101.8	(4)	47	$157.1	(4)

Total Single/Multifamily Homes	84	$296.0	(4)	84	$296.0	(4)	33	$542.6	(4)	32	$518.9	(4)

(1)	Contracts accepted during the quarter. Contracts accepted and closed in the same quarter are also included as units closed.

(2)	St. Joe owns 74 percent of Artisan Park.

(3)	Excludes homes and homesites sold as part of the Victoria Park bulk sale in December 2009.

(4)	Average prices differ from quarter to quarter primarily because of the relative mix and location of sales.

Table 3
Commercial Land Sales
Three Months Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)
2009	5	23.4	$4,519	$193
2008	4	5.0	807	161
Year Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)	(in thousands)
2009	8	29	$6,589	$227
2008	8	39	3,558	91
Table 4
Rural Land Sales
Three Months Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)
2009	3	482	$1,402	$2,908
2008	11	20,498	29,522	1,440
Year Ended December 31,

	Number of Sales	Acres Sold	Gross Sales Price	Average Price/Acre
			(in thousands)
2009	13	6,967	$14,309	$2,054
2008	26	107,677	162,043	1,505
Table 5
Quarterly Segment Pretax Income (Loss)
From Continuing Operations
($ in millions)

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2009	2009	2009	2009	2008	2008	2008	2008	2007
Residential	$(80.6)	$(19.7)	$(23.3)	$(14.1)	$(70.7)	$(12.6)	$(13.2)	$(18.7)	$(11.0)
Commercial	1.3	(0.5)	(0.7)	(0.6)	(0.3)	(0.6)	(0.5)	(0.8)	4.6
Rural Land sales	0.9	(0.5)	6.8	2.8	26.3	2.0	24.1	80.1	24.5
Forestry	1.3	1.2	1.1	1.1	0.8	0.2	(1.1)	1.9	(1.9)
Corporate and other	(9.8)	(6.5)	(57.5)	(7.8)	(4.5)	(19.2)	(41.6)	(13.0)	(11.0)

Pretax income (loss) from continuing operations (1)	$(86.9)	$(26.0)	$(73.6)	$(18.6)	$(48.4)	$(30.2)	$(32.3)	$49.5	$5.2

(1)	Includes one time charges as described in our SEC filings.

Table 6
Other Income (Expense)
($ in millions)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008
Dividend and interest income	$0.5	$1.1	$2.7	$6.1
Interest expense	(0.8)	—	(1.2)	(4.5)
Gain on sale of office buildings	0.2	0.2	0.7	0.7
Other	1.7	0.4	2.4	0.7
Retained interest in monetized	0.1	0.3	0.4	(8.3)
installment notes Fair value of standby guarantee	(0.8)	—	(0.8)	—
Loss on early extinguishment of debt	—	—	—	(31.3)

Total	$0.9	$2.0	$4.2	$(36.6)

Table 7
Discontinued Operations, Net of Tax
($ in millions)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2009	2008	2009	2008
Loss from operations of Victoria Hills Golf	$(4.3)	$—	$(4.6)	$—
Club Loss from operations of St. Johns Golf &	(2.1)	—	(2.0)	—
Country Club Loss from Sunshine State Cypress operations	—	(0.8)	(0.2)	(1.0)

Total	$(6.4)	$(0.8)	$(6.8)	$(1.0)